UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 25, 2013, PharmAthene, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), pursuant to which the Company may offer and sell, from time to time, through Cantor shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company having an aggregate offering price of up to $15.0 million (the “Shares”). The Company intends to use the net proceeds from the offering, if any, for general corporate purposes, which may include working capital, research and development expenses, general and administrative expenses, and capital expenditures.

The Company is not obligated to sell any Shares under the Agreement. Subject to the terms and conditions of the Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of NYSE MKT, to sell Shares from time to time based upon the Company’s instructions.

Under the Agreement, Cantor may sell Shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on NYSE MKT, on any other existing trading market for the Common Stock or to or through a market maker. In addition, pursuant to the terms and conditions of the Agreement and subject to the instructions of the Company, Cantor may sell Shares by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time.

The Agreement will terminate upon the earlier of (i) the sale of Shares under the Agreement having an aggregate offering price of $15.0 million and (ii) the termination of the Agreement as permitted therein. The Agreement may be terminated by Cantor or the Company at any time upon 10 days' notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change with respect to the Company.

The Company will pay Cantor a commission of 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Cantor with customary indemnification and contribution rights. The Company will also reimburse Cantor for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Company has filed the Agreement as an exhibit hereto in order to provide investors and the Company’s stockholders with information regarding the terms of such agreement and in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).  The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-175394), which was declared effective by the SEC on July 27, 2011, the base prospectus filed as part of such Registration Statement, and the prospectus supplement dated March 25, 2013, filed by the Company with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01.	Other Events.

The following is included herein for the purpose of continued compliance with Item 12(a)(3) of Form S-3:

Description of Common Stock

Under the Company's Amended and Restated Certificate of Incorporation, as amended, or the charter, the Company is currently authorized to issue 100,000,000 shares of Common Stock. As of February 28, 2013, it had 48,365,984 shares of Common Stock outstanding.

Holders of Common Stock are entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders, except as otherwise provided by law or in any preferred stock designation. The Company's bylaws specify that, except as otherwise required by law or the charter, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. The bylaws furthermore specify that all elections of directors will be determined by a plurality of the votes.  Pursuant to the charter and bylaws, any other matter will be determined by the vote of a majority of the shares represented in person or by proxy and entitled to vote. Holders of Common Stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Company's board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock.

Transfer Agent

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

5.1	Opinion of SNR Denton US LLP.

10.1	Controlled Equity OfferingSM Sales Agreement between PharmAthene, Inc. and Cantor Fitzgerald & Co. dated March 25, 2013.

23.1	Consent of SNR Denton US LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: March 25, 2013	By:	/s/ Linda L. Chang
Linda L. Chang Senior Vice President and Chief Financial Officer